As filed with the Securities and Exchange Commission on July 10, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AUXILIUM PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	23-3016883
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

40 Valley Stream Parkway Malvern, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

AUXILIUM PHARMACEUTICALS INC.

2004 EQUITY COMPENSATION PLAN, AMENDED AND RESTATED AS OF JUNE 13, 2007

(Full Title of the Plan)

Armando Anido

Chief Executive Officer and President

Auxilium Pharmaceuticals, Inc.

40 Valley Stream Parkway

Malvern, Pennsylvania 19355

(Name and Address of Agent For Service)

(484) 321-5900

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Jennifer Evans Stacey, Esq.

Executive Vice President, General Counsel,

Human Resources and Secretary

Auxilium Pharmaceuticals, Inc.

40 Valley Stream Parkway

Malvern, Pennsylvania 19355

Tel: (484) 321-5900

Michael N. Peterson, Esq. Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, Pennsylvania 19103 Tel: (215) 963-5000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.01 par value per share	2,000,000 shares	$16.05(2)	$32,100,000(2)	$985.47

(1)	This Registration Statement also relates to an indeterminate number of shares of common stock that may be offered or issued by reason of any stock split, stock dividend, recapitalization or any other similar transaction in accordance with Rule 416 under the Securities Act of 1933.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933 and based upon the average of the high and low prices of the Registrant’s common stock as reported on The NASDAQ Global Market on July 5, 2007.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The information required by Item 1 is included in documents sent or given to participants in the plan covered by this Registration Statement pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

Item 2.	Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to participants in the plan covered by this Registration Statement pursuant to Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Auxilium Pharmaceuticals, Inc. (the “Registrant”) is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

(a) the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006 (including portions of the Registrant’s definitive Proxy Statement, dated April 30, 2007, for its 2007 Annual Meeting of Stockholders incorporated by reference therein);

(b) the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;

(c) the Registrant’s Current Reports on Form 8-K, filed with the Commission on March 1, 2007 and June 19, 2007; and

(d) the description of the Registrant’s common stock, par value $0.01 per share, contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on July 16, 2004 (File No. 000-50855) to register such securities under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such reports and other documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The Registrant has entered into agreements with KPMG LLP (“KPMG”), its former independent registered public accounting firm, pursuant to which the Registrant has agreed to indemnify and hold KPMG harmless against and from any and all legal costs and expenses incurred by KPMG in its successful defense of any legal action or proceeding that may arise as a result of its consent to the incorporation by reference of its report on the Registrant’s consolidated financial statements in Registration Statement No. 333-127489 on Form S-3, Registration Statement No. 333-133477 on Form S-3, Registration Statement No. 333-135344 on Form S-3, Registration Statement No. 333-117595 on Form S-8 and Registration Statement No. 333-135347 on Form S-8. Such agreements also apply to any registration statement that the Registrant files on or after the date hereof, including this Registration Statement, for which KPMG ultimately consents to the incorporation by reference therein of its audit report on the Registrant’s consolidated financial statements as of December 31, 2004 and for each of the years in the two-year period ended December 31, 2004, or its audit report on the Registrant’s consolidated financial statements for the year ended December 31, 2004. These agreements also provide that KPMG shall not be indemnified, and shall refund to the Registrant, any amounts paid to KPMG pursuant to the indemnification provisions thereof in the event there is court adjudication that KPMG is guilty of professional malpractice, or in the event that KPMG becomes liable for any part of the plaintiff’s damages by virtue of settlement.

Item 6.	Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant’s Fifth Restated Certificate of Incorporation provides that a director of the Registrant shall not be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as currently in effect or as the same may hereafter be amended.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

The Registrant’s Fifth Restated Certificate of Incorporation provides that the Registrant will, to the maximum extent permitted under the laws of the State of Delaware, indemnify and advance expenses upon request to any person who is or was a party or threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become, a director, officer or employee of the Registrant or, at the election of the Board, an agent of the Registrant or is or was serving at the request of the Registrant as a director, officer or employee or, at the election of the Board, agent of any other corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any and all expenses (including attorneys’ fees and expenses), judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim. The Registrant’s Fifth Restated Certificate of Incorporation does not require the Registrant to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person.

The Registrant has purchased directors’ and officers’ liability insurance which would indemnify its directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Malvern in Chester County, Commonwealth of Pennsylvania, on this 10th day of July, 2007.

AUXILIUM PHARMACEUTICALS, INC.

By:	/s/ Armando Anido
Armando Anido
Chief Executive Offer and President

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Auxilium Pharmaceuticals, Inc. hereby severally constitute and appoint Armando Anido, James E. Fickenscher and Jennifer Evans Stacey, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Auxilium Pharmaceuticals, Inc. to comply with the provisions of the Securities Act and all requirements of the Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Armando Anido	Chief Executive Officer, President and Director (Principal Executive Officer)	July 10, 2007
Armando Anido

/s/ James E. Fickenscher	Chief Financial Officer (Principal Financial and Accounting Officer)	July 10, 2007
James E. Fickenscher

/s/ Rolf A. Classon	Chairman of the Board of Director	July 10, 2007
Rolf A. Classon

/s/ Al Altomari	Director	July 10, 2007
Al Altomari

/s/ Edwin A. Bescherer, Jr.	Director	July 10, 2007
Edwin A. Bescherer, Jr.

/s/ Philippe O. Chambon	Director	July 10, 2007
Philippe O. Chambon, M.D., Ph.D

/s/ Winston J. Churchill	Director	July 10, 2007
Winston J. Churchill

/s/ Oliver S. Fetzer	Director	July 10, 2007
Oliver S. Fetzer, Ph.D.

/s/ Renato Fuchs	Director	July 10, 2007
Renato Fuchs, Ph.D.

/s/ Dennis J. Purcell	Director	July 10, 2007
Dennis J. Purcell

INDEX TO EXHIBITS

Number	Description
4.1	Fifth Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, File No. 000-50855, and incorporated by reference herein).

4.2	Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, File No. 000-50855, and incorporated by reference herein).

5.1	Opinion of Morgan, Lewis & Bockius LLP.

23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5 filed herewith).

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of KPMG LLP.

24	Power of attorney (included on the signature pages of this registration statement).

99.1	Auxilium Pharmaceuticals, Inc. 2004 Equity Compensation Plan, amended and restated as of June 13, 2007 (filed as Exhibit A to the Registrant’s Definitive Proxy Statement, dated April 30, 2007, for its 2006 Annual Meeting of Stockholders, and incorporated by reference herein).